Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                         NATIONAL PENN BANCSHARES, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

               Pennsylvania                                    23-2215075
    ----------------------------------                       ------------
    (State or other jurisdiction of                     (I.R.S.  Employer
    incorporation or organization)                     Identification No.)

    Philadelphia and Reading Avenues
    Boyertown, Pennsylvania                                    19512
    -----------------------------                            ----------
    (Address of Principal                                    (Zip Code)
    Executive Offices)

                         National Penn Bancshares, Inc.
                         ------------------------------
                            Capital Accumulation Plan
                            -------------------------
                            (Full title of the Plan)

                                Wayne R. Weidner
                               President and Chief
                                Executive Officer
                         National Penn Bancshares, Inc.
                        Philadelphia and Reading Avenues
                          Boyertown, Pennsylvania 19512
                       ----------------------------------
                     (Name and address of agent for service)

                                 (610) 369-6130
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)
                                 --------------

                                   Copies to:

                           H. Anderson Ellsworth, Esquire
                           Jay W. Waldman, Esquire
                           Ellsworth, Carlton, Mixell & Waldman, P.C.
                           1105 Berkshire Boulevard
                           Suite 320
                           Wyomissing, PA  19610
                           (610) 374-1135


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                         CALCULATION OF REGISTRATION FEE

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                                   Proposed       Proposed
 Title of           Amount         maximum        maximum        Amount of
securities           to be         offering      aggregate      registration
  to be            registered       price         offering          fee
registered           (1)(2)        per share(3)    price
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Common             500,000           $22.95      $11,473,750        $2,743
Stock              shares
(without           (with Rights)
par value)
(and associated
Stock Purchase
Rights)(4)
-------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 416(a), this Registration Statement also covers any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided by the Plan.

(3) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), based on the average of the high and low sale prices of the Common Stock on the Nasdaq National Market tier of the Nasdaq Stock Market on December 17, 2001.

(4) Prior to the occurrence of certain events, the Stock Purchase Rights will not be evidenced separately from the Common Stock.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents are incorporated by reference in this Registration
Statement:

     (a) The Annual Report on Form 10-K of the Registrant for the year ended December 31, 2000.

     (b) The Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2001.

     (c) The Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 2001.

     (d) The Quarterly Report on Form 10-Q of the Registrant for the quarter ended September 30, 2001.

     (e) All other reports filed by the Registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000.

     (f) The description of the Registrant's common shares which is contained in the Registration Statement on Form 8-A of the Registrant dated February 24, 1983, filed pursuant to the Exchange Act.

     (g) The description of the Registrant's Shareholder Rights Plan which is contained in the Registration Statement on Form 8-A of the Registrant dated September 11, 1989, as amended by Amendment No. 1 to Form 8-A dated August 21, 1999, filed pursuant to the Exchange Act.

     All documents subsequently filed by the Registrant or the Plan pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Certain legal matters in connection with the Plan have been passed upon for the Registrant by the law firm of Ellsworth,


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Carlton, Mixell & Waldman, P.C., Wyomissing, Pennsylvania. As of December 21,
2001, attorneys in the law firm of Ellsworth, Carlton, Mixell & Waldman, P.C. own, directly or indirectly, a total of 3,670 shares of the Registrant's common stock.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, with the approval of a corporation's shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to act unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The Registrant's bylaws provide for (1) indemnification of directors, officers, employees, and agents of the Registrant and of its subsidiaries, and
(2) the elimination of a director's liability for monetary damages, each to the full extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Registrant.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

     4.1 National Penn Bancshares, Inc. Capital Accumulation Plan (Amended and Restated Effective January 1, 1997) (Revised 2001). (Incorporated by reference to Exhibit 10.2 to National Penn's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.)

     4.2 Amendment No. 1 to National Penn Bancshares, Inc. Capital Accumulation Plan (Amended and Restated Effective January 1, 1997) (Revised 2001).

     4.3 Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Penn Bank, as Rights Agent (including as Exhibit "A" thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent) (incorporated by reference to
          Exhibit 4.1 to the Registrant's Report on Form 8-K dated August 21,
          1999).

     4.4 Articles of Incorporation of National Penn Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

     4.5  Bylaws of National Penn Bancshares, Inc. (incorporated by reference to
          Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

     5 Opinion re: Legality and Consent of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to the Registrant.

          The undersigned Registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

    23.1  Consent of Grant Thornton LLP.

    23.2 Consent of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to the Registrant (included in Exhibit 5).

    24    Power of Attorney.

Item 9.  Undertakings.
         ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Commonwealth of Pennsylvania, on this 19th day of December, 2001.

                                       NATIONAL PENN BANCSHARES, INC.
                                       (Registrant)


                                       By   /s/Wayne R. Weidner
                                         --------------------------------
                                            Wayne R. Weidner,
                                            President and Chief
                                            Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                Title


/s/Gary L. Rhoads            Treasurer                    December 19, 2001
-------------------------    (Principal Financial
Gary L. Rhoads               and Accounting Officer)



/s/John H. Body              Director                     December 19, 2001
-------------------------
John H. Body


/s/J. Ralph Borneman, Jr.    Director                     December 19, 2001
-------------------------
J. Ralph Borneman, Jr.


/s/Frederick H. Gaige        Director                     December 19, 2001
-------------------------
Frederick H. Gaige


/s/John W. Jacobs            Director                     December 19, 2001
-------------------------
John W. Jacobs


/s/Lawrence T. Jilk, Jr.     Director and                 December 19, 2001
-------------------------    Chairman
Lawrence T. Jilk, Jr.

/s/Frederick P. Krott        Director                     December 19, 2001
-------------------------
Frederick P. Krott


/s/Patricia L. Langiotti     Director                     December 19, 2001
-------------------------
Patricia L. Langiotti


/s/Kenneth A. Longacre       Director                     December 19, 2001
-------------------------
Kenneth A. Longacre


/s/Robert E. Rigg            Director                     December 19, 2001
-------------------------
Robert E. Rigg


/s/C. Robert Roth            Director                     December 19, 2001
-------------------------
C. Robert Roth


/s/Wayne R. Weidner          Director, President          December 19, 2001
-------------------------    and Chief Executive
Wayne R. Weidner             Officer (Principal
                             Executive Officer)



     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Commonwealth of Pennsylvania, on this 19th day of December, 2001.

                                       NATIONAL PENN BANCSHARES, INC.
                                       CAPITAL ACCUMULATION PLAN

                                       By National Penn Bancshares, Inc.,
                                       as Plan Administrator


                                       By   /s/Wayne R. Weidner
                                         --------------------------------
                                            Wayne R. Weidner,
                                            President and Chief
                                            Executive Officer

                                  EXHIBIT INDEX

Exhibit
-------

     4.1 National Penn Bancshares, Inc. Capital Accumulation Plan (Amended and Restated Effective January 1, 1997) (Revised 2001). (Incorporated by reference to Exhibit 10.2 to National Penn's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.)

     4.2 Amendment No. 1 to National Penn Bancshares, Inc. Capital Accumulation Plan (Amended and Restated Effective January 1, 1997) (Revised 2001).

     4.3 Amendment to Rights Agreement dated as of August 21, 1999, between National Penn Bancshares, Inc. and National Penn Bank, as Rights Agent (including as Exhibit "A" thereto, the Rights Agreement dated as of August 23, 1989, between National Penn Bancshares, Inc. and National Bank of Boyertown, as Rights Agent) (incorporated by reference to
          Exhibit 4.1 to the Registrant's Report on Form 8-K dated August 21,
          1999).

     4.4 Articles of Incorporation of National Penn Bancshares, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

     4.5  Bylaws of National Penn Bancshares, Inc. (incorporated by reference to
          Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

     5 Opinion re: Legality and Consent of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to the Registrant.

          The undersigned Registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

    23.1  Consent of Grant Thornton LLP.

    23.2 Consent of Ellsworth, Carlton, Mixell & Waldman, P.C., special counsel to the Registrant (included in Exhibit 5).

    24    Power of Attorney.